Exhibit 99.1

Flanders Corporation Reports First Quarter 2009 Financial Results

WASHINGTON, NC--(Marketwire - May 04, 2009) - Flanders Corporation (NASDAQ: FLDR)
--  Improved gross margins 290 basis points, compared to first quarter 2008
--  Lowered operating expenses 19% compared to first quarter 2008
--  Delivered operating margin of 5% and EPS of $0.07

Flanders Corporation (NASDAQ: FLDR) reported financial results for the first quarter ended March 31, 2009.

Flanders Corporation's Chairman, president and CEO Harry Smith said: "Our improved efficiencies have positioned the company to perform well during the difficult economic environment. While revenue was impacted by lulls in commercial and industrial segments of our business, our better procurement practices drove first quarter 2009 gross margins to 20.6%, up 290 basis points, compared to the first quarter of 2008. During 2008, we improved on-time delivery to 99%, restoring customers' confidence. As a result, our customers are relying more heavily on Flanders. Toward the quarter end, the rate of orders increased, particularly in our retail business. In fact, March orders were very healthy, and these trends continued into the second quarter. We are well positioned heading into our busy season, and we are confident in our projections for the year: revenue growth of 8% to 13% from 2008, profitability and positive EBITDA."

First Quarter 2009 Financial Summary

Revenue for the first quarter 2009 was $48.0 million, compared to $49.2 million in the first quarter 2008. Gross margin for the first quarter was 20.6%, compared to 17.7% in the first quarter 2008. The first quarter 2009 net income was $1.8 million, or $0.07 per share. This compares to the first quarter of 2008 net income of $2.4 million, or $0.09 per share, which included a $1.5 million gain for extraordinary items. EBITDA for the first quarter 2009 was $4.5 million, compared to $3.7 million, before the $1.5 million extraordinary gain in the first quarter of 2008.

Management uses some measures not in accordance with generally accepted accounting principles (GAAP) to evaluate the results of the company's operations and believes earnings before interest, taxes, extraordinary items, depreciation and amortization (EBITDA) provides a useful measure of operations.

Flanders' Chief Financial Officer John Oakley said: "We are encouraged that during this very challenging environment, optimized plants and production continued to yield cost benefits. We lowered operating expenses 19%, compared to the same period last year. As a result, operating margin increased to 5%, and we achieved profitability of $0.07 per diluted share. We also improved liquidity and delivered positive operating cash flow of $1.8 million. Even in an uncertain economy, our streamlined infrastructure combined with consumer and commercial demand for greater energy efficiency and cleaner air position us for growth. We continue to expect 2009 revenue to be between $235 million and $246 million delivering annual profitability and positive EBITDA."

Conference Call

Chairman, president and CEO Harry Smith and CFO John Oakley are scheduled to conduct a conference call and simultaneous webcast at 11:00 a.m. ET on May 4, 2009 to review these results in more detail. To access the call in the U.S., please dial (866) 425-6192, and for international callers dial (973) 409-9253 approximately 10 minutes prior to the start of the conference call. The conference ID will be 95329001. A telephone replay will be available until midnight Eastern Time on May 6th by dialing (800) 642-1687 or (706) 645-9291 and entering pass code 95329001.

Safe Harbor Statement

The statements made in this press release regarding Flanders (1) improved efficiencies positioning the company to perform well during the difficult economic environment, (2) better procurement practices, (3) improved on-time delivery, (4) restoring customer confidence and customers relying more heavily on the Company, (5) being well positioned heading into the busy season, (6) projections for the year of revenue growth being between 8% to 13% from 2008, profitability and positive EBITDA, (7) optimized plants and production yielding and continuing to yield cost benefits, (8) lowering and continuing to lower operating expenses, (9) operating margins increasing and continuing to increase, (10) streamlined infrastructure combined with consumer and commercial demand for position the Company for growth, and (11) 2009 revenue to be between $235 million and $246 million delivering annual profitability and positive EBITDA are based on the current expectations and beliefs of the management of Flanders and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors that may affect Flanders' operations, please refer to the Company's Form 10-K for the year ended December 31, 2008. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such forward-looking statements, except as required by law.

About Flanders

Flanders is a leading air filtration products manufacturer. Flanders' products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Kirsten Chapman or Tim Dien at (415) 433-3777.

- Tables Follow -

FLANDERS CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
ASSETS	2009	2008

Current assets
Cash and cash equivalents	$451	$404
Receivables:
Trade, less allowance:
3/31/2009 $3,200; 12/31/2008 $3,683	39,954	37,682
Other	401	280
Inventories	33,260	31,549
Deferred taxes	4,047	4,285
Income Taxes	9,209	10,048
Other current assets	5,100	4,714
Total current assets	92,422	88,962
Property and equipment, less accumulated depreciation: 3/31/2009$55,799; 12/31/2008 $55,520	59,528	57,156
Intangible assets, less accumulated amortization:
3/31/2009 $1,464; 12/31/2008 $1,449	293	295
Other Assets	14,669	14,604
	$166,912	$161,017
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current maturities of long-term debt and capital lease obligations	$1,243	$1,307
Accounts payable	23,091	22,795
Accrued expenses	15,356	13,517
Other Current Liabilities	6,179	6,179
Total current liabilities	45,869	43,798

Long-term capital lease obligations, less current maturities	452	554
Long-term debt, less current maturities	31,740	29,611
Long-term liabilities, other	4,183	4,286
Deferred taxes	-	-
Commitments and contingencies

Stockholders' equity
Preferred stock, $.001par value, 10,000 shares authorized; none issued	-	-
Common stock, $.001 par value; 50,000 shares authorized; issued and outstanding: 25,524 and25,524 shares at March 31, 2009 and December 31, 2008, respectively	26	26
Additional paid-in capital	87,298	87,253
Accumulated other comprehensive loss	(1,176)	(1,231)
Retained deficit	(1,480)	(3,280)
	84,668	82,768
	$166,912	$161,017

FLANDERS CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Net sales	$48,020	$49,194
Cost of goods sold	38,115	40,470
Gross profit	9,905	8,724
Operating expenses	7,535	9,276
Operating income (loss)	2,370	(552)
Nonoperating income (expense):
Other income, net	754	2,603
Interest expense	(267)	(633)
	487	1,970

Earnings before income taxes and extraordinary item	2,857	1,418
Provision for income taxes	1,057	567
Income before extraordinary item	1,800	851
Extraordinary gain on Fire (net of taxes)	-	1,533
Net earnings	$1,800	$2,384
Income before extraordinary item Basic earnings per share	$0.07	$0.03
Extraordinary item	$-	$0.06
Net earnings per share	$0.07	$0.09

Income before extraordinary item Diluted earnings per share	$0.07	$0.03
Extraordinary item	$-	$0.06
Net earnings per share	$0.07	$0.09
Weighted average common shares outstanding
Basic	25,524	25,723
Diluted	25,780	26,124

FLANDERS CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$1,805	$3,650
CASH FLOWS FROM INVESTING ACTIVITIES
Disposal, net of cash acquired	-	(11)
Purchase of property and equipment	(3,850)	(2,045)
Proceeds from sale of property and equipment	49	3
Decrease in other assets	169	199
Net cash used in investing activities	(3,632)	(1,854)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term borrowings	(190)	(145)
Net proceeds from (payments on) revolving credit agreement	2,154	(1,002)
Payment of Debt Issuance Costs	(90)	-
Purchase and Retirement of Common Stock	-	(281)
Proceeds from Sales of Common Stock	-	56
Net cash provided by (used in) financing activities	1,874	(1,372)
Net increase in cash and cash equivalents	47	424
CASH AND CASH EQUIVALENTS
Beginning of period	404	498
End of period	$451	$922
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$62	$51
Interest	$201	$564
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES
Sale of equipment for note receivable	$166	$83
Cashless exercise of common stock (Net)	$-	$(270)
Offset of accrued expenses against trade accounts receivable	$3,427	$7,211
DISPOSAL OF COMPANIES
Working Capital surplus disposed, net of cash and cash equivalents disposed	-	466
Fair value of other assets disposed,
principally property and equipment	-	119
Goodwill disposed	-	589
Minority interest	-	141
	$-	$1,315

FLANDERS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO EBITDA
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2009	2008
Net Earnings	$1,800	$2,384
Extraordinary items	0	(1,533)
Interest	267	633
Taxes	1,057	567
Depreciation and amortization	1,367	1,609
EBITDA Earnings	$4,491	$3,660

Company Contact:
John Oakley
CFO
Flanders Corporation
(252) 946-8081

Investor Relations Contacts:
Lippert / Heilshorn & Associates
Kirsten Chapman / Tim Dien
tdien@lhai.com
(415) 433-3777